EXHIBIT 4.3



                                                               As Amended 4/9/96


                      SHENANDOAH TELECOMMUNICATIONS COMPANY
                               Edinburg, Virginia

                                     BYLAWS


                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS

SECTION 1. Places of Meetings - All meetings of the stockholders shall be held at the principal office of the company in Edinburg, Virginia, or at such other place or places in Shenandoah County, Virginia, as may from time to time, be fixed by the Board of Directors.

SECTION 2. Annual Meetings - Subject to the ability of the Board of Directors to postpone a meeting under Virginia law, the annual meeting of stockholders shall be held on the first Tuesday after the third Monday in April of each year, or such other date and time as may be fixed by the Board of Directors and stated in the notice of meeting. The annual meeting shall be held for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board or Directors, or (c) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than one hundred twenty
(120) days before the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class, series and number of shares of the Company's stock that are beneficially owned by the stockholder proposing such business, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; provided, however, that nothing in this Section shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. In the event that a stockholder attempts to bring business before an annual meeting without complying with the provisions of this Section, the chairman of the meeting shall declare to the stockholders present at the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted.



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SECTION 3.  Special  Meetings - Special  meetings  of the  stock-holders  may be called at any time by the president or by a majority of the Board of Directors. At a special meeting of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

SECTION 4. Notice of Meetings - Written notice stating the place, day and hour of a stockholders' meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than fifty days before the date of the meeting, except as hereinafter provided, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. Notice of a stockholders' meeting to act on an amendment of the Articles of Incorporation or on a plan of merger or consolidation shall be given in the manner provided above, not less than twenty-five nor more than fifty days before the date of the meeting.

SECTION 5. Quorum - Any number of stockholders together holding at least a majority of the shares of the capital stock of the company entitled to vote in respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business, except where by law a greater interest is required. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. When a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provision of law a larger or different vote is required, in which case such expressed provision shall govern and control the decision of such question, except that in the election of directors those receiving the greater numbers of votes shall be deemed elected even though not receiving a majority.

SECTION 6. Voting - At any meeting of the stockholders each common stockholder shall have one vote, in person or by proxy, for each share of common stock standing in his or her name on the books of the company at the time of such meeting or on any date fixed by the Board of Directors not exceeding thirty days prior to the meeting.

SECTION 7. Waiver of Notice - Any stockholder may waive and shall be treated as having waived the notice hereinabove in this article required, either by signing a written waiver of such notice or by attending such meeting in person or by proxy. A waiver of notice in writing, whether signed before or after the time stated therein, shall be equivalent to the giving of such notice.



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                                   ARTICLE II

                                    DIRECTORS

SECTION 1. Powers - The property, affairs and business of the company shall be managed by the Board of Directors, and except as otherwise expressly provided by law or by the charter, as amended, or by these Bylaws all of the powers of the company shall be vested in said Board. The Board of Directors shall have power to determine what constitutes net earnings, profit and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.

SECTION 2. Number and Qualification - The Board of Directors shall be nine in number. Such number may be increased or decreased by amendment to this section of the Bylaws. Directors need not be stockholders.

SECTION 3.  Election of Directors -

         (a) The directors shall be elected at the annual meeting of the stockholders or at any meeting held in lieu of the annual meeting for that purpose.

         (b) Directors shall hold their offices until their successors are elected and qualify, unless they shall have retired, resigned, or otherwise become disqualified.

         (c) Any vacancy occurring in the Board of Directors, including a vacancy resulting from an increase by not more than two in the number of directors, shall be filled by the affirmative vote of a majority of the directors.

SECTION 4. Meetings of Directors - Meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the president; and the secretary or officer performing his duties shall give at least two (2) days' notice by telegraph, telephone, letter, or in person of all meetings of the directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The secretary or officer performing his duties shall call special meetings of the Board whenever requested in writing to do so by two or more directors, such request to specify the object of the meeting. Directors may be allowed, by resolution of the Board, a reasonable fee and expenses for attendance at all meetings.


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SECTION 5. Quorum - A quorum at any meeting  shall  consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question which may come before the meeting.


                                   ARTICLE III

                               EXECUTIVE COMMITTEE

SECTION 1. Designation of Committee - The Board of Directors may, whenever it sees fit, by a majority vote of the whole Board, designate an Executive Committee which shall consist of at least three directors, one of whom shall be the president. The members of the Executive Committee shall serve until their successors are designated by the Board of Directors or until removed or until the Executive Committee is dissolved by the Board of Directors. All vacancies which may occur in the Executive Committee shall be filled by the Board of Directors. The Board of Directors shall have the power at any time to change the membership of or to dissolve the Executive Committee.

SECTION 2. General Powers - The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to approve an amendment of the articles of incorporation, a plan of merger or consolidation, a plan of exchange under which the corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the corporation otherwise than in the usual and regular course of its business, the voluntary dissolution proceedings. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken since the last regular or special meeting of the Board of Directors.

SECTION 3. Meetings of the Executive Committee - Meetings of the Executive Committee shall be held at such places and at such times fixed by resolution of the Committee, or upon call of the chairman of the Committee. Due notice shall be given by letter, telegraph, telephone, or in person, of all meetings of the Executive Committee, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the committee and that meetings may be held at any time without notice if all of the members of the committee are present or if those not present waive notice either before or after the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Members of this committee may be allowed, by resolution of the Board, a reasonable fee and expenses for attending Executive Committee meetings without regard to any compensation received by them as officers, directors or employees of the company.



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                                   ARTICLE IV

                                    OFFICERS

SECTION 1. Election - The officers of the company shall consist of a president, a vice president of Finance, a secretary, a treasurer, and such other officers as may be elected as provided in Section 3 of this Article, and shall be elected by the Board of Directors after its election by the stockholders, and a meeting may be held without notice for this purpose immediately after the annual meeting of the stockholders and at the same place.

SECTION 2. Removal of Officers - All officers and agents elected or appointed by the Board of Directors may be removed at the pleasure of the Board, and directors may fix the compensation of all officers and agents of the company. All vacancies may be filled at any meeting of the Board of Directors.

SECTION 3. Other Officers - Other officers, including one or more vice presidents, one or more assistant secretaries and assistant treasurers, may from time to time be elected by the Board of Directors, and shall hold office for such term as may be designated by the said Board of Directors. The president, and in his absence, a vice president, shall serve as chairman of the Board of Directors.

SECTION 4. Eligibility of Officers - No person shall be an officer of the company after the end of the calendar year in which he reaches the age of 72.

SECTION 5. Vacancies - If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors at the time in office, if a quorum, may by a majority vote, choose a successor or successors who shall hold office for the unexpired term.

SECTION 6. Duties - The officers of the company shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are hereinafter provided and as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as it may see fit.

SECTION 7. Duties of the President - The president shall preside at all meetings of the Board of Directors and stockholders. He shall be the chief executive officer to whom all other officers shall report. He shall have the overall supervision of the affairs of the company, including the day-to-day responsibilities for the operation of the company and have direct charge of the employees thereof and such other duties as may be delegated to him by the Board of Directors or the Executive Committee. Presidents of all subsidiaries of the company shall report to the president of the company.


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SECTION 8. Duties of the Vice President - The vice  president  shall perform the duties of the president in the absence or incapacity of the president and such other duties as from time to time may be prescribed by the Board of Directors.

SECTION 9. Duties of the Vice President of Finance - The vice president of Finance shall coordinate the financial and accounting affairs of the company and its subsidiaries and shall assist the treasurer in carrying out his duties. The president or vice president of Finance, unless some other person is thereunto specifically authorized by the vote of the Board of Directors, shall sign certificates of stock, bonds, deeds, and contracts of the company.

SECTION 10. Duties of the Secretary - The secretary shall give notices of meetings of stockholders, of the Board of Directors and of the Executive Committee, if there be one, as required by law and these Bylaws; shall record the proceedings at such meetings; shall keep or supervise the keeping of records of the ownership of shares of common stock; shall have custody of the Corporate seal and all deeds, leases and contracts to which the company is a party; and, on behalf of the company, shall make reports as from time to time are required by law, except tax returns; and shall have power, together with the president or a vice president, to sign certificates of stock, bonds, deeds and contracts of the company. In his absence an assistant secretary or a secretary pro tempore shall perform his duties.

SECTION 11. Duties of the Treasurer - The treasurer shall be the chief financial officer and shall have custody of all securities held by the company and of all funds which may come into his hands. He shall keep appropriate records and accounts of all moneys of the company received or disbursed and shall deposit all moneys and securities in the name of and to the credit of the company in such banks and depositories as the directors shall from time to time designate. He may endorse for deposit for collection all checks, notes, et cetera, payable to the company or its order, may accept drafts on behalf of the company, and, together with the president or a vice president, may sign certificates of stock. He shall also file or supervise the filing of all tax returns required by law.

All checks, drafts, bonds (unless signed by the secretary or an assistant secretary), notes or other obligations for the payment of money shall be signed by the treasurer or an assistant treasurer (except as the Board of Directors shall otherwise specifically order) and, with the exception of checks for the payment of not exceeding $100, shall also be signed or countersigned as condition to their validity by the president, a vice president, or such other officer or agent as the directors by resolution shall direct. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the treasurer shall designate and need not be countersigned.

The treasurer may affix his signature to coupons on any bonds of the company by any form or facsimile, whether engraved, printed, lithographed or otherwise.


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SECTION 12. Other Duties of Officers - Any officer of the company shall have, in addition to the duties prescribed herein and by law, such other duties as from time to time shall be prescribed by the Board of Directors or the president.


                                    ARTICLE V

                                  CAPITAL STOCK

SECTION 1. Certificates - Certificates of capital stock shall be in such form as prescribed by the Board of Directors and shall bear the seal of the company and the signature of at least two officers designated by the Board of Directors to sign such certificates.

Transfer agents and/or registrars for the stock of the company may be appointed by the Board of Directors and may be required to countersign stock certificates.

In the event that any officer whose signature shall have been used on a stock certificate shall for any reason cease to be an officer of the company and such certificate shall not then have been delivered by the company, the Board of Directors may nevertheless adopt such certificate, and it may then be issued and delivered as though such person had not ceased to be an officer of the company.

SECTION 2. Lost, Destroyed and Mutilated Certificates - Holders of the stock of the company shall immediately notify the company of any loss, destruction or mutilation of the certificate therefor; and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with corporate surety.

SECTION 3. Transfer of Stock - The stock of the company shall be transferable or assignable only on the books of the company by the holders in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the company. The company will recognize, however, the exclusive rights of the person registered on its books as the owner of shares to receive dividends and to vote as such owner, subject to the provision of the amended and restated charter with regard to the present issued and outstanding stock. It shall be the duty of each stockholder to notify the company of his post office address.

SECTION 4. Transfer Books - The transfer books of the company shall be closed by order of the Board of Directors for not exceeding fifty days next preceding any stockholders' meeting or the date for payment of any dividend or the date for the allotment of rights, or the date when any change or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting or entitled

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to receive payment of any such dividend,  or any such allotment of rights, or to exercise the rights in respect to any such change or exchange of capital stock, and in such cases only stockholders on record on the date so fixed shall be entitled to such notice of and to vote at such meeting or to receive payment of such dividends, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the company after such record dates fixed as aforesaid.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

SECTION 1. Seal - The seal of the company shall bear the words, "Shenandoah Telecommunications Company Seal," with such device or devices as the Board of Directors may determine, an impression of which is affixed to this section of the Bylaws.

SECTION 2. Fiscal Year - The fiscal year shall end on the last day in December of each year.

SECTION 3. Examination of Books - The Board of Directors shall, subject to the laws of the state of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books (except the stock and transfer books) of the company, or any of them, shall be open to the inspection of the stockholders.

The stock and transfer books of the company shall be at all times during business hours open to the inspection of the registered stockholders in person.

SECTION 4. Amendment of Bylaws - The Bylaws may be amended, altered or repealed at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors. The stockholders shall have the power to rescind, alter, amend, or repeal any Bylaws and to enact Bylaws which, if expressly provided, may not be amended, altered or repealed by the Board of Directors.

SECTION 5. Voting of Stock Held - Unless otherwise provided by resolution of the Board of Directors, the president, the vice president, or the secretary may from time to time appoint an attorney or attorneys or agent or agents of this company, in the name and on behalf of this company, to cast the votes which this company may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this company, at meetings of the holders of the stock or other securities of any other corporations, or to consent in writing to any action by any such other corporations, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of this company and under its corporate seal, or otherwise, such written proxies, consents, waivers, or other instruments as may be necessary or proper in the premises; or the president, the vice president, or the secretary himself attend

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any  meeting  of the  holders  of stock or other  securities  of any such  other corporation and thereat vote or exercise any or all other powers of this company as the holder of such stock or other securities of such other corporation.

SECTION 6. Control Share Statute - Article 14.1 of Title 13.1 of the Code of Virginia (Control Share Acquisitions) shall not apply to acquisitions of shares of capital stock of the company.



















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